                              Agreement of Lease

Made and signed on the 24th day of the Month of December in the year 1981

                                   on the                    day of
the  Month of                                        in the year

                                    Between

Israel Land Administration, administering the lands of the State of Israel (hereafter: "the Lessor") on the one part;

and

Koffolk (1949) Ltd C[ompany] n[umber] 510057607 (hereafter: "the Lessee") on the other part.

         Whereas the Lessor is the owner of the property described in more detail in the "List" that follows the paragraphs of the present Agreement (hereafter: "the Lot"),

         And whereas according to the Development Agreement between the parties to this Agreement on 10.11.78 (hereafter: "the Development Agreement"), the
Lot was given to the Lessee as licensee only, in order that it erect on it an enterprise for aromatic compounds with machine area of 2500 sq.m. + 4500 sq.m. of sheds for the purpose of as per above

         And the Lessor undertook to lease to the Lessee the Lot including all buildings and fixed immovables, current and future (hereafter: "the Immovables"), if the Lessee will erect the structures on the Lot and fulfill the other terms of a Development Agreement;

         And whereas the Lessee has erected the structures in accordance with the provisions of the Development Agreement, as stated, and fulfilled its other provisions and requested the Lessor to lease the Lot to it, together with the Immovables (hereafter: "the Leased [property])",

         Therefore, this Lease Agreement is made and signed with the following conditions:

         1.       Preamble

                  The preamble to this Agreement forms an integral part thereof.

         2.       The object of the Lease

                  The Lessor hereby undertakes to lease to the Lessee and the Lessee undertakes to lease from the Lessor the Leased [property].

                  It has been agreed between the Parties that until the registration of the right of Lease of the Leased [property] with the Land Registry Office, the Lessor has surrendered to the Lessee the right of use in the Leased [property] and all the provisions of this Agreement with regard to the Lease and its conditions shall apply, with relevant amendments, as the case may be, to the above mentioned right of use and rent shall be paid at the rates mentioned below.

         3.       The term of the Lease

                  The term of the Lease is an absolute period of 49 (forty nine) years starting from the 9th day of the month of July in the year 1978 and ending on the 9th day of the month of July in the year 2027

                   /s/
                  ------------------------------

                  2/..
KOFFOLK (1949) Ltd.

         4.       The purpose of the Lease

                  The Leased [property] is leased to the Lessee for the Term of lease for the purpose of [the construction of] an enterprise for [the manufacture of] aromatic compounds only and the Lessee is prohibited from using the Leased [property] or part thereof for another purpose, without obtaining an explicit prior, written permission from the Lessor to that effect.

         5.       Possession and waiver of alternatives

                  The Lessee hereby acknowledges that it received the Leased [property] into its possession on July 9 1978 in an 'as is' state and inasmuch as occupiers are found on the Leased [property], the Lessor is not obliged to evict them and/or pay for their eviction. The Lessee declares that it waives all legal alternatives including hindsight and [the result of] defects.

         6.       Rent and mode of payment

                  The Lessee undertakes to pay the Lessor, according to the value of the Lot on the day of its surrender by the Lessor to the Lessee, which is fixed at Isr. Pound _____________ per sq. m. and in total Shekel 147,412.00 for the whole Lot (hereunder "the basic value of the Lot").

         (*)      A.       1.       One-off rent at 80% of the basic value of
                                    the Lot amounting to Shekel 117,930.00

                                    The amounts remitted to by the Lessee to the Lessor according to the Development Agreement shall be credited to the above mentioned rent account.

                           2.       Annual rent at 5% of the difference
                                    between the basic value of the Lot and the one-off rent (hereafter: "the balance of the basic value of the Lot") which constitutes ______ % of the Basic Value of the Lot amounting to Shekel 1,474 (hereafter: "the basic rent").

                  B. Annual rent at _________________ % of the basic value of the Lot, being Isr. Pound
                           _______________ (hereafter: "the basic rent").

                  C. At the end of the first seven years of the lease on ________ and thereafter at the end of each period of seven years of the duration of the lease, the basic rent shall be increased, after the addition of the Linkage Differentials mentioned in sub-paragraph (D), by 35% and the Lessee undertakes to pay to the Lessor the annual rent as increased according to the above-stated, but the Lessee shall have the right to request at that time a new assessment by the Government Valuer and, should it transpire that the value of the land, according to the valuation, is smaller than the original value with the addition of the above mentioned increases, the rent would be fixed on the basis of the valuation.

                  D. The rent includes principal and interest. If the latter should be due according to paragraph 8 of the Agreement, it would be linked to the Consumer Price Index as fixed and published from time to time by the Government of Israel Central Bureau of Statistics or another authoritative institute that might replace it. The calculation of the Consumer Price Index is the Consumer Price Index for the day of the start of the lease, viz., June 1978 being _______________ points
                           (hereafter: 'Basic Cost [of living]'). For the purpose of the payment of Linkage Differentials, the relevant index shall be the one published in the month prior to the month in which payment would be due and the day of payment of the principal or interest, or both, whichever is higher.

                  E. The Lessee pays upon signing this Agreement the annual rent for the period from the signing of the Agreement to March 31, 1982 at Isr. Pound _______________________________ (*) If the one-off
                           rent is not paid, sub-paragraphs 6(A)(1)(2) should be omitted and paragraph 6(B) only observed.

                            /s/
                           ----------------------------
                           3/..
KOFFOLK (1949) Ltd.

                           As from the later date, the Lessee undertakes to pay the annual rent as stated in sub-paragraphs A(2), B and C of this paragraph in advance, with the addition of Linkage Differentials as stated in sub-paragraph D. The said payment shall be made at the Lessor's office or at another venue, if and as the Lessor might indicate.

                  F. In case the Lessee is in arrears with respect to any payment whatsoever, any payment on account of debt will be regarded as payment for the following according to this order of priorities: collection expenditure, interest, Linkage Differentials, principal.

         7.       New valuation

                  A. The Lessor shall be entitled to demand a rent increase according to a new valuation of the Lot by the Government Valuer and this without taking into consideration the increase in the value of the Lot as a result of development by the Lessee or at its expense, in any of the under mentioned cases:

                           (1) When the Lessee requests the consent of the Lessor to transfer its rights according to this Agreement, in whole or in part, or sub lease the Leased [property] as stated in paragraph 18(A).

                           (2) When the Lessee makes alterations to constructions erected as stated in paragraph 10 of the Agreement.

                           (3) In case of change of designation of the Lot according to compulsory town planning or in case the possibility of exploitation of the Lot has been increased above the permitted [level of] exploitation at the time of leasing and the Lessor would agree to the request by the Lessee to exploit the Lot in accordance with its new designation or to realize the possibilities of increased exploitation.

                  B. In any case where the Lessor would demand an increase of rent as stated above, it should inform the Lessee accordingly by registered letter and the Lessee would have the right to appeal against it within 30 days from the receipt of notice from the Lessor to whoever would be appointed for this purpose by the Israel Land Council. The decision regarding the value, as per the above, shall be final and binding on both the Lessee and the Lessor.

                  C. In case of rent increase according to sub paragraphs (A)3 above, the Lessee shall be bound to pay the Lessor, within 30 days of the day of notice, the difference in the basic one-off rent, that is, the difference between the one-off rent the Lessee had to pay on the date of the Lessor's agreement without change of designation or increase of the possibilities of exploitation of the Lot, and the rent according to the new valuation.

                  D. The annual rent, increased according to the new valuation shall be paid by the Lessee to the Lessor as stated in paragraph 6, sub-paragraphs A(2) B, C, D, E, F, within 30 days of the final notice by the Lessor to the Lessee from the date of the consent by the Lessor as stated in paragraph 6, sub-paragraph H.

         8.       Interest

                  The Lessee undertakes to pay the Lessor interest at the highest rate stipulated by law on the day of payment for any amount in arrears owed by the Lessee according to this Agreement including taxes and development expenses with the Linkage Supplement as stated in paragraph 6, sub-paragraph D, from its due date to the actual payment day and this without prejudice to the rights of the Lessor according to the terms of this Agreement and the law.

         9.       Renewal of lease

                  Not less than one year prior to the end of the Term of Lease, the Lessee shall be entitled to request from the Lessor, by registered letter, the renewal of the Lease for an additional period of forty nine (49) years (hereunder:
                  'the renewed Lease period') under the terms of a Lease Agreement as shall be obtaining at that time with respect to the lease of land by the Lessor in the vicinity of the Lot and for the purpose of the present Lease.

                   /s/
                  -------------------------------

                  4/..
KOFFOLK (1949) Ltd.

         10.      Regulations regarding building

                  Any erection of, or changes in, buildings or additions to them, are subject to prior written permission from the Lessor and the approval of building plans by the competent Planning Institutions.

                  The Lessee shall submit all building plans for the approval of the competent Planning Institutions, only after the plans will have been approved by the Lessor.

                  The Lessee undertakes to demolish at its expense any addition or change as stated above made by it without the permission of the Lessor and/or competent Planning Institutions within 15 days from the date of the posting of notice by registered letter from the Lessor, this without prejudice to the other rights of the Lessor, including its right to cancel the Agreement because of its breach by the Lessee.

         11.      Registration of the Lease

                  A. The Lessee undertakes to take all the necessary steps to register the Right of Lease under this Agreement in its name with the Land Registry Office, according to the conditions of this Agreement.

                  B. All the steps necessary for the registration of the Right of Lease shall be made by the Lessee and at its expense. The Lessee shall prepare, inter alia, the files in the Land
                           Registry Office, and bear the expense of preparing the files as well as the expense of preparing the documents and the maps, all the payments involved in stamping and registration, without exception, including the registration and/or renewal of registration, of the Lot, division, separation, the cost of surveying and mapping the parcellation, as required.

                  C. If, in spite of the demand by the Lessor, the Lessee would fail to register, the Lessor would be entitled to execute all registration procedures itself, at the Lessee's account and the Lessee undertakes to pay the Lessor its expenses within 30 days, according to the account submitted to it.

         12.      Change to the boundaries of the Lot

                  A. The Lessee declares that it is aware that the area of the Lot and its boundaries are not final and subject to changes.

                  B. It has been explicitly agreed between the Parties that in case, and as a result, of changes in town planning, land adjustment and the like, the area of the Lot could be enlarged or diminished and/or its boundaries changed, the Lessee undertakes:

                           1. to agree to any changes in the boundaries and/or area of the Lot as created as a result of the above-mentioned actions;

                           2. to consider the Lot in its new boundaries and/or new area to be the object of this Agreement and to accept its occupation;

                           3. if, following a change in the boundaries and/or area of the Lot, the Lot value should change, to pay annual and/or one-off rent for the Lot, as fixed by the Administration. The basis for fixing the rent shall be the valuation by the Government Valuer who will value the Lot in accordance with its new status on the date of the basic valuation mentioned in paragraph 6.

                   /s/
                  ------------------------------

                  5/..
KOFFOLK (1949) Ltd.

                  C. The Lessee undertakes to refrain from making any claims whatsoever from the Administration regarding anything arising from changes in the area and/or boundaries of the Lot and the fixing of the one-off and annual rent mentioned in sub-paragraph (B) (3).

         13.      Final fixing of area of the Lot

                  Should it transpire, following survey for the purpose of registration, that the area of the Lot is smaller or larger than the area according to which the basic value of the Lot was fixed, the one-off and annual rents would be amended according to the final area according to the valuation by the Government Valuer on the date of the basic valuation and each party undertakes to pay to the other the differences resulting from the above-mentioned amendment.

         14.      Return of part of the Lot

                  A. In case the Lessee shall not use the whole area of the Lot it leased from the Lessor by the Agreement and/or a part of the area shall not be required by it for the purpose of the lease, the Lessor shall be entitled to cancel the Agreement with respect to that part of the Lot the Lessee did not use or that was found to be superfluous to its needs (hereafter:
                           "the Requested Area") and repossess and occupy it.

                  B. Should the Lessor decide to take the Requested Area into its possession, it should give notice of its intention to the Lessee by registered letter.

                  C. The Lessee shall have the right, within 20 days of the date of posting of the letter mentioned in sub-paragraph B above to appeal against the decision of the Lessor before whoever is appointed for this matter by the Israel Land Council.

                  D. The Lessee undertakes to appear, at the demand of the Lessor, at the Land Registry Office and sign all the documents needed for the cancellation of the Lease on the Requested Area and all the documents, papers and maps needed for the separation of the Requested Area from the rest of the Lot, which shall remain in the possession of the Lessee based on this Agreement.

                  E. All expenses connected with the separation of the Requested Area and its transfer to the possession of the Lessor shall be borne by the Parties in the ratio between the size of the Requested Area and the area remaining in the possession of the Lessee.

                  F. The one-off rent paid to the Lessee because of the return of the Requested Area to the Lessor as well as the new annual rent for the Lot remaining in possession of the Lessee shall be fixed by the Government Valuer.

         15. The use of the leased assets and the Lessee's responsibility

                  A. The Lessee undertakes to maintain the Leased [property] in good and normal condition like a landlord who cares for his own property and make, at its expense, all the repairs needed to maintain it as stated.

                  B. The Lessee undertakes to execute all works and install all the fixtures in the Lot as demanded by the competent Planning Authorities and fulfill at its own expense any duty, by the Lessor, under any law in force now or in the future, regarding the Leased [property], without the right to demand the return of the expenses from the Lessor.

                  C. The Lessee undertakes to observe, throughout the term of the Lease, all laws, including every act, order, provision and demand by the competent Planning Authorities, regarding building on the Lot, the execution of other works and the maintenance and use of the Leased [property] and it undertakes full responsibility for any outcome of non-observance of any law, including every act, order, provision or demand as stated.

                   /s/
                  -------------------------------

                  6/..
KOFFOLK (1949) Ltd.

                  D. The Lessee alone shall be responsible to the Lessor, as well as to any third party, for any transgression or damage caused to the person or property of any person (including the Lessee) as well as for any fine or compensation imposed or paid because/as a result of, the acts of development and building on the Leased [property], its management or the use thereof, and from all the other activities and/or neglect in the Leased [property] and the Lessor shall bear no responsibility in connection with that.

                  E. Should the Lessor be required to pay to any person whatsoever compensation for damage the responsibility for which rests, according to the provisions of this paragraph, with the Lessee, the Lessee hereby undertakes to compensate the Lessor for any amount it would be required to pay with the addition of legal costs and advocate's fee, should a lawsuit be lodged against the Lessor for such payment.

         16.      Development and tax payments

                  A. The Lessee undertakes to bear all development charges and expenses of any type whatsoever, whether in force now or in the future, incumbent upon the Leased [property] such as the cost of connecting electricity, water and sewage rates, water supply arrangements, installing sewage, drainage, road and pavement building, health installations and activities and the like.

                  B. All taxes, municipal taxes, loans and compulsory payments of all sorts, both municipal and government, payable by the owners and/or occupiers and incumbent on the Leased [property] shall be the responsibility of the Lessee as from the date of receiving possession as stated in paragraph 5.

                  C. The Lessee undertakes to return to the Lessor any payment made by the Lessor with respect to the Lot or the Leased [property] and incumbent on the Lessee according to this Agreement and or by law, within 14 days of posting the demand.

         17.      Insuring the Leased [property]

                  A. The Lessee undertakes to insure, at its own expense, the Leased [property] against fire with insurance companies for an amount equal to the full value of the Leased [property] and continue the insurance throughout the Term of the Lease.

                  B. In case the Leased [property] is damaged or destroyed, the Lessee undertakes to rebuild the damaged or destroyed assets and use for that purpose all the monies it shall receive from the insurance companies. Should the Lessee fail to execute this undertaking within 3 years from the year in which the assets were damaged or destroyed as stated, the Lessor would be entitled to cancel the Agreement and demand from the Lessee the insurance monies paid by the insurance company to the Lessee or that it is due to pay to it.

         18. Transfer and mortgage of the agreement rights and consent fees

                  A. Should the Lessor wish to transfer its rights under this Agreement, in whole or partly, in any manner whatsoever, or to lease the Leased [property] in a sub-lease or let it or grant possession or use of it in whole or partly, it should obtain the written agreement of the Lessor to such a step. The Lessor may also make its agreement conditional on the payment of a Consent Fee as stated in sub-paragraph
                           (C) and (D) hereunder and the fulfillment of the other conditions as customary with the Lessor at the time of the granting of the consent, such as the provision of certificates of payment of all taxes, dues, compulsory changes and property improvement tax. The consent of the Lessor is also necessary for obtaining a mortgage on the Leased [property].

                  B. Any transfer of shares to a Lessee which is a corporation the proportion of which to paid up share capital is over 10% thereof, and any allocation of shares at the said proportion as well as any other action including a change in their rights, the result of which is a change in the control of the Lessee, as well as a change in the directors of the Lessee, whether it is a registered corporation or an unregistered corporation, which constitutes a change in the control of the Lessee, will be deemed to be a forbidden action under this paragraph [if done] without the consent of the Lessor.

                           Any transfer of shares or allocation at a proportion under 10% made within a period of two years shall be considered, for the purposes of this paragraph, as made simultaneously, as will be deemed to be any other of the actions mentioned above made within a period of two years all or part of which constitute a change of control as stated.

                  C. The Consent Fee shall be at the rate of one third of the difference between the basic value of the Lot at its value at the time of the approval of the transfer in the state it was when possessed without taking into account the expenses and development work done in respect of it, all according to the valuation by the Government Valuer. Inasmuch as the Lessee paid one-off rent, the basis for calculating the Consent Fee shall be the balance of the basic value of the Lot which was not paid as one-off rent.
                           The Lessee is entitled to appeal against the decision by the Lessor that fixing the Consent Fee, within 30 days from the date of notice, to whoever would be nominated for this matter by the Israel Land Council. The decision in the appeal shall be final.

                   /s/
                  ------------------------------

KOFFOLK (1949) Ltd.

                  D. The Consent Fee that the Lessee shall be obliged to pay in the cases enumerated in sub-paragraph (B) will be according to a proportion between the transferred or allocated shares and the paid up share capital of the Lessee, and if a change of control has taken place as stated, the Consent Fee in total.

                  E. The Lessee undertakes to give the Lessor notice regarding any change whatsoever in the corporation within its meaning according to the Land Improvement Tax Act 1963 and about any action in the corporation according to its meaning in the above-mentioned Act even if the said change or action do not oblige such notice to be given to the Land Improvement Tax Act authorities, as well as a copy of any notice, resolution and declaration in the matter of shares or directors it is bound to submit to the Registrar of Companies as well as a copy of its annual report, all these not later than the date it should submit them by law.

                  F. If the Lessor is requested to give its consent to the transfer of the Lease rights, the Lessor shall be entitled to demand from the Lessee to send to it by registered post two written affidavits made in the style stipulated in paragraph 15 in the Evidence Order (new version 1971) as follows:

                           1. An affidavit by the Lessee including the following details:

                  A. That it is prepared to transfer all its rights in the Leased [property] to the suggested Lessee.
                  B. The time at which it is prepared to vacate the Leased [property].
                  C. The name, address and identity number of the Proposed Lessee.
                  D. The amount the Proposed Lessee is prepared to pay the Lessee in consideration for receiving all its full rights.

                  E. Family relationship to the Proposed Lessee (spouse, offspring, parent, brother, legal heir).

         2. An affidavit by the Proposed Lessee including the following details:

                  A.       That it (he) is prepared to lease the Leased
                           [property].
                  B. The amount it is prepared to pay the Lessee in consideration of receiving its full rights in the Leased [property].
                  C. Family relation to the Proposed Lessee (spouse, offspring, parent, brother, legal heir).

                  Within 30 days from the receipt of the affidavits the Lessor shall be entitled to send the Lessee a notice by registered post that it intends to retake possession and all rights in the Leased [property] and that it agrees to pay the Lessee the amount offered it by the Proposed Lessee less the Consent Fee due from it.

                  If the Lessor gives notice as stated, the Lessor and not the Lessee shall have the right to transfer its rights in the Leased [property].

                  G. The Lessor shall not use its right to repossess the Leased [property] as stated in sub-paragraph (F) above in cases where the Proposed Lessee is a spouse, offspring, parent, brother or a legal heir of the Lessee.

                  H. Non-fulfillment of any provision of the provision of this paragraph shall be a basic breach of this agreement and the Lessor shall have the right to cancel it because of that breach.

         19.      Natural resources and antiquities

                  A. The Lessee hereby declares that it knows that all natural resources such as: oil, gas, water springs, carbon and metal ore, marble, stone, sand and soft limestone deposits and any other deposits as well as antiquities and antique sites, which might be found in the grounds of the Leased [property], are the property of the Lessor and/or the State and are not included in the Leased [property] and the conditions of lease under the present Lessor do not apply to them. The Lessee shall enable the Administration and/or the State - as the case may be - to extract or exploit in another manner the said natural resources and antiquities according to binding laws and the present Agreement.

                  B. The Lessee shall not carry out excavations in the Lot beyond what is necessary for the execution of the purpose of the Lease.

                  C. The Lessee shall not sell substances it extracted from the Lot because they are the property of the Lessor and the State, unless it obtains the written advance permission of the Lessor to do so.
                           Should the Lessee breach this prohibition, the Administration would be entitled to demand damages. The amount of damages would be determined according to the cost of the substances sold as obtaining at the Administration at the time of the breach of prohibition and the quantity of the substances, as determined by the Administration. The Lessee undertakes to pay the damages as determined by the Administration in accordance with the above within 14 days of posting the payment demand.

                   /s/
                  ---------------------------

KOFFOLK (1949) Ltd.

         20.      Observance of the Sabbath day and Jewish holidays

                  The Lessee and anyone empowered by it must refrain from any building and work in the Leased [property] on the Sabbath day and Jewish holidays.

                  In this paragraph "work" [means] conducting a business and any manual labor carried out permanently and openly by the Lessee for remuneration or carried out by others for remuneration and openly.

21.      Transfer of the Agreement rights by the Lessor

         A. The Lessor is entitled to transfer its rights under this Agreement without obtaining the Lessee's consent.

         B. The Lessee undertakes, in case of such transfer, to fulfill all its undertakings under this Agreement towards the Receiver of the transfer.

22.      Right of way and the execution of works in the Leased
         [property] and its maintenance

         A. The Lessor has the right to transfer through, inside or above the Leased [property], by itself or by others, by any institution or company, water, sewage, gas and other pipes, to erect electricity or telephone poles, put up wires for electricity, telephone and/or other purposes, all according to plans approved by the competent Planning Institutions. The Lessee shall allow the Lessor, its employees and/or officers as well the employees and/or officers of an institution or company as per the above, to enter the Leased [property] and carry out the works required for that and all the repairs that might be required from time to time.

         B. The Lessor undertakes to compensate the Lessee for any damage caused to it through the execution of the above mentioned works.

23.      Right of access to the Leased [property]

         The Lessor, or any person on its behalf, is permitted, at any reasonable time, to have access to the Leased

         [property] to inspect the use of the Leased [property] in accordance with the stipulations of this Agreement.

         24.      Waivers

                  A. The Lessee, is not protected under the Tenant Protection Law (Combined Version) 1972.

                  B. No waiver, discount, the receipt of any payment, avoidance of any action, the granting of extension on the part of the Lessor, shall be considered a waiver of its rights and prevention of legal action, unless the Lessor explicitly waives its rights in writing.

         C. The parties hereby waive the need to send notarial or other notices regarding this Agreement and everything emanating from it and the very non-observance or infringement of any condition in this Agreement shall serve in lieu of such notice.

         25.      Cancellation and termination of the Agreement

                  A. If the Lessee breaches any of the conditions of this Agreement, and the breach is a Basic Breach (see below), the Lessor is entitled to cancel the Lease under this Agreement by giving notice by registered letter, after advance notice was delivered to the Lessee regarding the Lessor's intention of so doing, and if, in spite of the such advance notice, any condition of the Agreement was not observed within a reasonable time, which in no case is to exceed three months from the dispatch of the advance notice.

                           The Parties agree that the conditions of paragraphs 4, 6, 10, 15, and 18 of the Agreement are conditions the breach of which shall be deemed to be Basic Breaches whether or not this is stated in the Agreement that because of it the Lessor is entitled to cancel the Agreement.

                   /s/
                  ----------------------------

                  9/..
KOFFOLK (1949) Ltd.

                  B. Notwithstanding the statement in sub-paragraph (A), the Lessor is entitled, in any of the following cases, to cancel the present Agreement with immediate effect and without the need to give advance notice by registered letter:

                           (1) If the Lessee breaches the provisions of paragraph 18 (A) of the Agreement.

                           (2) If the Lessee, being a corporation with share capital, allocated or agreed to allocate shares, or exchanged shares registered in the name of their holders to bearer shares without obtaining the consent of the owner of the Administration share according to paragraph 18 (B) of the Agreement.

                  C.       If the Lessee has died, or, being a
                           corporation, a decision has been taken to liquidate it, before the end of the Term of the present Agreement, the Agreement would expire with the decease of the Lessee or with the decision of liquidation, as the case may be, with the exception that the Lessor would be bound to sign a new Agreement with one of his heirs, should an application be lodged with it within two months of the death of the Lessee, unless reasonable grounds exist for rejecting the application.

                  D. Upon the cancellation of the Agreement by the Lessor under sub-paragraph C, above, the Lessee shall be bound to:

                           (1)      vacate the Leased [property] forthwith,

                           (2) return it forthwith to the Lessor vacant of any object and person and free of any third party lien or right,

                           (3)      demolish all structures, fences,
                                    plantations and any immovables affixed to the Lot (hereafter: "Immovables") on written demand by the Administration or immediately after the cancellation or expiry of the Agreement and remove the debris from the Leased [property] and return it to its state before the erection of the Immovables,

                           (4) take immediately all the necessary steps for the cancellation of the registration of the Right of Lease made under paragraph 11, including the payment of all charges, taxes and other relevant expenses without exception, as well as sign, in order to ensure the fulfillment of the present undertaking, upon the signing of the present Agreement or at any other time, at the discretion of the Lessor and on its first demand, a notarial irrevocable power of attorney in the name of the Lessor,

                           (5) Pay to the Lessor for all damage and losses, past or future, caused to it because of the breach and cancellation of the Agreement or because of its expiry (including damage and loss because of leasing the asset to another party),

                  Should the Lessee fail to fulfill what is incumbent upon it under clauses (3) and (4) in the present paragraph, the Lessor would have the right to execute itself all the said actions on the account of the Lessee and collect from it all expenses made by it with the addition of interest at the maximum rate allowed by law at the time, this from the date of the cancellation of the Agreement until the date of actual payment.

                  E.       (1)      In case the cancellation of the Agreement
                                    by the Lessor according of paragraphs
                                    25(A) and (B) and, in case of its expiry under paragraph 25(C), the Lessor shall be bound, after the Lessee will have fulfilled everything incumbent upon it under paragraphs 25(D)(1) and (2), to pay the Lessee the value of the Immovables erected by it and which it was not required to demolish under sub-paragraph
                                    D(3) above, at the value determined by
                                    the Government Valuer less all the
                                    amounts due to the Lessor from the Lessee under sub-paragraph (D), above, and the other paragraphs of the present Agreement and still outstanding and less an amount equal to the installment the Lessee was to have paid the Lessor according to paragraph 18 had they been transferred on the date of the cancellation or expiry of the Agreement [non sequitur text at this point] the rights of the Lessee in full to another [Party] with the consent of Lessor, against the payment of Consent Fee as stated in paragraph 18 (D), but in no event shall the Lessor be obliged to pay the Lessee for the Immovables more than stated in sub-paragraph (2) below less the above mentioned deductions and this, too, after the amount was paid to the Lessor by a new Lessee.

          /s/
         ------------------------------

         10/..
KOFFOLK (1949) Ltd.

                           (2)      It is hereby agreed that, after the
                                    cancellation or expiry of the present
                                    Agreement, as stated, the Lessor shall
                                    take all the necessary steps customary
                                    with the Lessor, including public tender, in order to find a suitable new Lessee and sign a Lease Agreement with it on the conditions under which the Lessor customarily leases such property. Should it be stipulated in the new Lease Agreement that the new Lessee should pay one off rent as defined in paragraph 6
                                    (A) (1) or another consideration for the property (all these hereafter: "the Price of the Property"), then the Government Valuer shall fix the appropriate portion of the Price of the Property that should be deemed to be consideration for the Immovables.

                           The stipulations of sub-paragraphs D and E of this paragraphs are also valid upon the termination of the Agreement at the end of the Term of Lease or the termination of the renewed Term of Lease but, if the Leased [property] shall not be leased to the Lessee within 3 months of the end of the Term of Lease, the Price shall be fixed by the Government Valuer who will fix the appropriate portion of that Price returnable to the Lessee in consideration of the Immovable, according to sub-paragraph (E), above.

         26. All expenses incurred in connection with the making of the present Agreement and its registration with the Land Registry office, including the payment of Stamp Duty, shall be borne by the Lessee only.

         27.      The addresses of the parties

                  The Lessor:       Israel Land Administration Southern
                  District, Ben Tzvi, Be'er Sheva

                  The Lessee: KOFFOLK South Ltd, P.O.Box 1098 Tel-Aviv.

                  Notice sent in accordance to the present Agreement by registered post to one of the above mentioned addresses shall be considered duly received three days after the day of posting.

         28.      Special conditions:

                  All development expenses, past and future, shall be borne by the Lessee.

          /s/
         ----------------------------

Koffolk (1949) Ltd

To Anita

                                   The List
                                   --------


Place                  Be'er Sheva, Ramat Hovav                       Area           58,965 sq. m. approx.
                       --------------------------------------                        ------------------------------

                       Registration block                     100177                 Plots           1 (part)
                                                              -----------            ------------------------------
                                                              -----------            ------------------------------
                                                              -----------            ------------------------------
                                                              -----------            ------------------------------

Tax                     Plots
assess-                                        Registered             Volume              Page
ment                                           at
            ----------             ----------              ---------         ----------         ----------

            ----------             ----------              ---------         ----------         ----------

Lot                     According              Block                  Plot
number      4 A.        to town    110/03/11
            ----------  building   ----------              ----------        ----------         ----------
                        plan

               According to the enclosed diagram forming an integral part of this Agreement.

            And in Witness thereof we have attached our signatures

 Israel Land Administration                              Koffolk (1949) Ltd
    Southern District
       Be'er Sheva                               /s/
                                                 -------------------------------
/s/
----------------------------
-------------------------------------- ----------------------------------------
                 Lessor                                  Lessee
-------------------------------------- ----------------------------------------

       According to new town building plan 6/110/03/11 called Lot no. 5